As filed with the Securities and Exchange Commission on March 22, 2018

Registration No. 333-223563

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTODYN INC.

(Exact name of registrant as specified in its charter)

Delaware	75-3056237
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nader Pourhassan, Ph.D.

President and Chief Executive Officer

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington 98660

Telephone: (360) 980-8524

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Michael J. Lerner, Esq.

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262-6700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer:	☐	Accelerated filer:	☒

Non-accelerated filer:	☐ (Do not check if smaller reporting company)	Smaller reporting company:	☐

		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	79,752,367(1) (2)	$0.69 (3)	$55,029,133 (3)	$6,851 (4)

(1)	As described in greater detail in the prospectus contained in this registration statement, the shares of common stock to be offered for resale by selling stockholders include (i) 35,789,919 shares of common stock issued to the selling stockholders in private transactions, (ii) 40,639,439 shares of common stock underlying warrants to purchase common stock issued to the selling stockholders in connection with private transactions, and (iii) 3,323,009 shares of common stock underlying warrants issued to Paulson Investment Company, LLC in its role as Placement Agent in certain private transactions.
(2)	Pursuant to Rule 416 under the Securities Act, this registration statement covers an indeterminate number of shares that may be issued upon stock splits, stock dividends or similar transactions.
(3)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of shares of the registrant’s common stock reported on the OTCQB of OTC Markets Group, Inc. on March 8, 2018, a date within five business days prior to the initial filing of this registration statement on March 9, 2018.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, preliminary prospectus dated March 22, 2018

79,752,367 Shares of Common Stock

This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus of up to 79,752,367 shares of our common stock, par value $0.001 per share, issued and outstanding or issuable upon exercise of warrants. The shares of common stock being offered include:

1)	35,286,904 shares issued to the selling stockholders in certain private transactions occurring between November 2, 2017 and February 16, 2018 (the “February 2018 Placement”);

2)	35,286,904 shares issuable upon exercise, at an exercise price of $0.75 per share, of warrants issued to the selling stockholders in the February 2018 Placement;

3)	2,813,490 shares issuable upon exercise, at an exercise price of $0.55 per share, of warrants issued to our placement agent and its employees in the February 2018 Placement;

4)	503,015 shares issued to the selling stockholders in a private transaction occurring on November 30, 2017 (the “Make-Whole Transaction”);

5)	251,504 shares issuable upon exercise, at an exercise price of $0.75 per share, of warrants issued to the selling stockholders in the Make-Whole Transaction;

6)	26,703 shares issuable upon exercise, at an exercise price of $0.715 per share, of warrants issued to our placement agent and its employees in the Make-Whole Transaction;

7)	4,025,656 shares issuable upon exercise, at an exercise price of $0.75 per share, of warrants issued to the selling stockholders in connection with the issuance of certain convertible promissory notes and warrants originally issued between May 31, 2017 and July 28, 2017 (the “Convertible Notes Transaction”);

8)	350,766 shares issuable upon exercise, at an exercise price of $0.825 per share, of warrants issued to our placement agent and its employees in the Convertible Notes Transaction;

9)	1,075,375 shares issuable upon exercise, at an exercise price of $1.35 per share, of warrants issued to investors in certain private placements of common stock and warrants occurring between April 26, 2016 and May 10, 2016 (the “April 2016 Placement”);

10)	132,050 shares issuable upon exercise, at an exercise price of $1.35 per shares, of warrants issued to our placement agent and its employees in the April 2016 Placement;

Certain of the warrants described above are subject to our ongoing warrant tender offer which commenced on November 24, 2017, pursuant to which they may be exercised at a reduced exercise price of $0.50 a share. See the section of this prospectus entitled “Prospectus Summary –Warrant Tender Offer” beginning on page 4 of this prospectus.

The selling stockholders may sell all or a portion of these shares from time to time, in amounts, at prices and on terms determined at the time of sale. The shares may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 21 of this prospectus.

We will not receive any proceeds from the sale of these shares. We will, however, receive cash proceeds equal to the total exercise price of warrants that are exercised for cash.

Our common stock is quoted on the OTCQB of OTC Markets Group, Inc. under the symbol “CYDY.” On March 21, 2018, the closing price of our common stock was $0.64 per share.

Investing in our securities involves risk. You should carefully consider the risks that we have described under the section captioned “Risk Factors” in this prospectus on page 5 before buying our Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018

CytoDyn Inc. and its consolidated subsidiaries are referred to herein as “CytoDyn,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict, including statements regarding our current and proposed trials and studies and their enrollment, results, costs and completion. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Our forward-looking statements are not guarantees of performance and actual results could differ materially from those contained in or expressed by such statements. In evaluating all such statements we urge you to specifically consider the various risk factors identified in this prospectus, including the statements set forth in the sections titled “Risk Factors” or elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated or deemed incorporated herein or therein by reference, any of which could cause actual results to differ materially from those indicated by our forward-looking statements.

Our forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic, scientific, and competitive data and information on current business plans. You should not place undue reliance on our forward-looking statements, which are subject to risks and uncertainties relating to, among other things: (i) the sufficiency of our cash position and our ongoing ability to raise additional capital to fund our operations, (ii) our ability to complete our Phase 2b/3 pivotal combination therapy trial for PRO 140 (CD02) and to meet the FDA’s requirements with respect to safety and efficacy to support the filing of a Biologics License Application, (iii) our ability to meet our debt obligations, if any, (iv) our ability to identify patients to enroll in our clinical trials in a timely fashion, (v) our ability to achieve approval of a marketable product, (vi) design, implementation and conduct of clinical trials, (vii) the results of our clinical trials, including the possibility of unfavorable clinical trial results, (viii) the market for, and marketability of, any product that is approved, (ix) the existence or development of vaccines, drugs, or other treatments for infection with the Human Immunodeficiency Virus that are viewed by medical professionals or patients as superior to our products, (x) regulatory initiatives, compliance with governmental regulations and the regulatory approval process, (xi) general economic and business conditions, (xii) changes in foreign, political, and social conditions, (xiii) the specific risk factors discussed under the heading “Risk Factors” below and (xiv) various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties develop, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated, or otherwise indicated by our forward-looking statements.

We intend that all forward-looking statements made in this prospectus will be subject to the safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), to the extent applicable. Except as required by law, we do not undertake any responsibility to update these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 3, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus.

About Us

We are a clinical-stage biotechnology company focused on the clinical development and potential commercialization of humanized monoclonal antibodies to treat Human Immunodeficiency Virus (“HIV”) infection. Our lead product candidate, PRO 140, belongs to a class of HIV therapies known as entry inhibitors that block HIV from entering into and infecting certain cells. We believe that monoclonal antibodies are a new emerging class of therapeutics for the treatment of HIV to address unmet medical needs in the area of HIV and graft versus host disease.

We believe the PRO 140 antibody shows promise as a powerful anti-viral agent while not being a chemically synthesized drug and has fewer side effects, lower toxicity and less frequent dosing requirements, as compared to daily drug therapies currently in use for the treatment of HIV. The PRO 140 antibody belongs to a class of HIV therapies known as entry inhibitors that block HIV from entering into and infecting certain cells. PRO 140 blocks HIV from entering a cell by binding to a molecule called the C-C chemokine receptor type 5 (“CCR5”), a normal cell surface co-receptor protein to which certain strains of HIV, referred to as “R5” strains, attach as part of HIV’s entry into a cell.

PRO 140 is an antibody, and through several short-term clinical trials, it has demonstrated efficacy without issues relating to toxicity, side effects or drug resistance. Moreover, these trials suggest that PRO 140 does not affect the normal function of the CCR5 co-receptor for HIV. Instead, PRO 140 binds to a precise site on CCR5 that R5 strains of HIV use to enter the cell and, in doing so, inhibits the ability of these strains of HIV to infect the cell without affecting the cell’s normal function. We believe that the R5 strains of HIV currently represent approximately 70% of all HIV infections in the U.S. As a result, we believe PRO 140 represents a distinct class of CCR5 inhibitors with advantageous virological and immunological properties and may provide a unique tool to treat HIV infected patients.

We believe PRO 140 is uniquely positioned to address a growing HIV market as an alternative or in addition to current therapies, which are failing primarily due to compliance, which causes drug resistance. In seven clinical trials previously conducted, PRO 140 was generally well tolerated, and no drug-related serious adverse events or dose-proportional adverse events related to PRO 140 were reported. In addition, there were no dose-limiting toxicities or patterns of drug-related toxicities observed during these trials. The results of these studies established that PRO 140’s antiviral activity was potent, rapid, prolonged, dose-dependent, and statistically significant following a single dose. Because PRO 140’s mechanism of action (for a monoclonal antibody use in HIV) is a relatively new therapeutic approach, it provides a very useful method of suppressing the virus in treatment-experienced patients who have failed a prior HIV regimen and need new treatment options.

Corporate Information

CytoDyn Inc. is a Delaware corporation with its principal business office at 1111 Main Street, Suite 660, Vancouver, Washington 98660. Our website can be found at www.cytodyn.com. We do not intend to incorporate any contents from our website into this prospectus. Effective August 27, 2015, we completed a reincorporation from Colorado to Delaware.

Private Placements

The shares of our common stock being offered for resale by selling stockholders named herein pursuant to this prospectus were issued or are issuable in connection with private placement transactions described below.

February 2018 Placement

Between November 2, 2017 and February 16, 2018, we issued in private placements to accredited investors (which we refer to as the “February 2018 Placement”) an aggregate of 35,286,904 shares of our common stock, together with warrants (the “February 2018 Investor Warrants”) to purchase an aggregate of 35,286,904 shares of our common stock at an exercise price of $0.75 per share. We paid Paulson Investment Company, LLC, as the placement agent for certain of the transactions in the February 2018 Placement, in addition to certain cash fees, warrants (the “February 2018 Placement Agent Warrants”) to purchase an aggregate of 2,813,490 shares of our common stock at an exercise price of $0.55 per share. The February 2018 Investor Warrants and February 2018 Placement Agent Warrants all have a five-year expiration term and were immediately exercisable from the date of issuance. The February 2018 Placement Agent warrants provide for cashless exercise.

The shares of common stock issued in the February 2018 Placement as well as the shares of common stock issuable upon exercise of February 2018 Investor Warrants and February 2018 Placement Agent Warrants are being offered for resale by the selling stockholders identified in this prospectus.

Make-Whole Transaction

On November 30, 2017, we issued in a private transaction to accredited investors (which we refer to as the “Make-Whole Transaction”) an aggregate of 503,015 shares of our common stock, together with warrants (the “Make-Whole Investor Warrants”) to purchase an aggregate of 251,504 shares of common stock at an exercise price of $0.75 per share. The terms of the Make-Whole Transaction represent the difference in the numbers of shares of common stock and warrants that would have been sold to investors in our September 2018 registered direct offering had the reduced terms of our October 2018 registered direct offering applied to the September 2018 registered direct offering. We also issued to Paulson Investment Company, LLC, as the placement agent for the Make-Whole Transaction, warrants (the “Make-Whole Placement Agent Warrants”) to purchase an aggregate of 26,703 shares of our common stock at an exercise price of $0.715 per share. The Make-Whole Investor Warrants and Make-Whole Placement Agent Warrants all have a five-year expiration term and were immediately exercisable from the date of issuance. The Make-Whole Placement Agent Warrants provide for cashless exercise.

The shares of common stock issued in the Make-Whole Transaction and the shares of common stock issued or issuable upon exercise of the Make-Whole Investor Warrants and Make-Whole Placement Agent Warrants are being offered for resale by the selling stockholders identified in this prospectus.

April 2016 Placement

Between April 26, 2016 and May 10, 2016, we issued in private placements to accredited investors (which we refer to as the “April 2016 Placement”) an aggregate of 4,301,500 shares of common stock, together with warrants (the “April 2016 Investor Warrants”) to purchase an aggregate of 1,075,375 shares of common stock at an exercise price of $1.35 per share. We paid Paulson Investment Company, LLC, as the placement agent for certain of the transactions in the April 2016 Placement, in addition to certain cash fees, warrants (the “April 2016 Placement Agent Warrants”) to purchase an aggregate of 132,050 shares of our common stock at an exercise price of $1.35 per share. The April 2016 Investor Warrants and the April 2016 Placement Agent Warrants all have a five-year expiration term and were immediately exercisable from the date of issuance. The April 2016 Placement Agent Warrants provide for cashless exercise.

The shares of common stock issuable upon exercise of the April 2016 Investor Warrants and April 2016 Placement Agent Warrants are being offered for resale by the selling stockholders identified in this prospectus.

Convertible Notes Warrants

Between May 31, 2017 and July 28, 2017, we issued approximately $6.0 million in aggregate principal amount of unsecured promissory notes (the “Convertible Notes”), together with warrants (the “Convertible Notes Investor Warrants”) to purchase an aggregate of 4,025,656 shares of common stock. The principal amount of the Convertible Notes plus unaccrued interest, at an annual rate of 7.0%, was repaid at maturity on January 31, 2018, as previously disclosed in the Form 8-K filed on January 31, 2018. The Convertible Notes Investor Warrants had an original exercise price of $1.00 per share, five-year expiration term and were immediately exercisable from the date of issuance.

On January 31, 2018, we reduced the exercise price of the Convertible Notes Investor Warrants covering an aggregate of 4,025,656 shares of common stock, from $1.00 per share to $0.75 per share. At that time, we also agreed to register the resale of 4,025,656 shares of common stock issuable upon the exercise of the Convertible Notes Investor Warrants. The other terms and conditions of the Convertible Notes Investor Warrants remained unchanged.

We paid Paulson Investment Company, LLC, as the placement agent for the original issuance of the Convertible Notes and the Convertible Notes Investor Warrants, in addition to cash fees, warrants (the “Convertible Notes Placement Agent Warrants”) to purchase an aggregate of 350,766 shares of our common stock at an exercise price of $0.825 per share. The Convertible Notes Placement Agent Warrants have a five-year expiration term and were immediately exercisable from the date of issuance. The Convertible Notes Placement Agent Warrants provide for cashless exercise.

Shares of common stock issuable upon exercise of the Convertible Notes Investor Warrants and Convertible Notes Placement Agent Warrants are being offered for resale by the selling stockholders identified in this prospectus.

The February 2018 Investor Warrants, the Make-Whole Investor Warrants, the Convertible Notes Investor Warrants and the April 2016 Investor Warrants are referred to collectively in this prospectus as the “Investor Warrants,” and the February 2018 Placement Agent Warrants, the Make-Whole Placement Agent Warrants, the April 2016 Placement Agent Warrants, and the Convertible Notes Placement Agent Warrants are referred to collectively in this prospectus as the “Placement Agent Warrants.” The Investor Warrants and the Placement Agent Warrants are referred to collectively in this prospectus as the “Warrants.”

Warrant Tender Offer

On November 24, 2017, we commenced a tender offer (the “Warrant Tender Offer”) for certain outstanding series of eligible warrants, offering the holders of such warrants the opportunity to amend and exercise their warrants at a reduced exercise price of $0.50 per share of common stock. The terms and conditions of the Warrant Tender Offer are set forth in the Offer to Amend and Exercise Warrants to Purchase Common Stock of CytoDyn Inc., as amended, which was mailed to the holders of eligible warrants on November 24, 2017, and which was included in our Schedule TO-I initially filed with the Securities and Exchange Commission (the “SEC”) on November 24, 2017. We have extended the expiration date of the Warrant Tender Offer to Friday, March 23, 2018, at 5:00 p.m. (Eastern Time), as may be further extended by us in our sole discretion (the “Expiration Date”).

The April 2016 Investor Warrants and the Convertible Notes Investor Warrants are currently subject of the Warrant Tender Offer. To the extent that holders of the April 2016 Investor Warrants or the Convertible Notes Investor Warrants elect to participate and validly tender such Warrants in the Warrant Tender Offer, they will be issued shares of our common stock that are subject to resale hereunder at a reduced exercise price of $0.50 per share, rather than the $1.35 or $0.75 exercise price, as the case may be, that would otherwise be applicable to such Warrants.

None of the Placement Agent Warrants, the Make-Whole Investor Warrants nor the February 2018 Investor Warrants are subject of the Warrant Tender Offer.

We will announce the final results of the Warrant Tender Offer on a Form 8-K filed with the SEC shortly following the Expiration Date, which information will be incorporated by reference into this prospectus. See “Incorporation of Certain Information By Reference” beginning on page 24 below.

This Offering

We are registering for resale by the selling stockholders named herein an aggregate of 79,752,367 shares of our common stock as described below.

Securities being offered:	79,752,367 shares of our common stock, including (i) 35,789,919 shares of common stock issued to the selling stockholders in private transactions, (ii) 40,639,439 shares of common stock underlying warrants to purchase common stock issued to the selling stockholders in connection with private transactions, and (iii) 3,323,009 shares of common stock underlying warrants issued to Paulson Investment Company, LLC in its role as Placement Agent in certain private transactions.

Use of proceeds:	We will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the selling stockholders. We may receive proceeds upon any exercise for cash of the Warrants, in which case such proceeds will be used for general working capital purposes. The Placement Agent Warrants include a cashless exercise feature, while the Investor Warrants do not.

Market for common stock:	Our common stock is quoted on the OTCQB of the OTC Markets under the symbol “CYDY.” On March 21, 2018, the closing price of our common stock was $0.64 per share.

Risk factors:	See “Risk Factors” beginning on page 6 for risks you should consider before investing in our shares.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the Securities and Exchange Commission (the “SEC”), and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We will receive no proceeds from the sale of shares of common stock by the selling stockholders.

A portion of the shares of common stock covered by this prospectus are issuable upon exercise of Warrants issued to the selling stockholders. The exercise price of the February 2018 Investor Warrants is $0.75 per share, the exercise price of the Make-Whole Investor Warrants is $0.75 per share, the exercise price of the Convertible Notes Investor Warrants is $0.75 per share, and the exercise price of the April 2016 Investor Warrants is $1.35 per share. The exercise price of the February 2018 Placement Agent Warrants is $0.55 per share, the exercise price of the Make-Whole Placement Agent Warrants is $0.715 per share, the exercise price of the Convertible Notes Placement Agent Warrants is $0.825 per share, and the exercise price of the April 2016 Placement Agent Warrants is $1.35 per share. The exercise price and number of shares of common stock issuable upon exercise of the Investor Warrants and Placement Agent Warrants may be adjusted in certain circumstances, including stock splits or dividends, mergers, or reclassifications or similar events. Upon any exercise of Warrants for cash, the selling stockholders will pay us the exercise price. The Placement Agent Warrants include a cashless exercise feature, while the Investor Warrants do not.

To the extent we receive proceeds from the cash exercise of outstanding Warrants, we intend to use the proceeds for working capital and other general corporate purposes.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of our shares by the selling stockholders. The selling stockholders acquired our securities in private placement transactions. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations with regard to the common stock and warrants. Unless otherwise stated below in the footnotes, to our knowledge, no selling stockholder, nor any affiliate of such stockholder: (i) has held any position or office with us during the three years prior to the date of this prospectus; or (ii) is a broker-dealer, or an affiliate of a broker-dealer.

The selling stockholders may exercise their warrants at any time in their sole discretion. Set forth below is the name of each selling stockholder and the amount and percentage of common stock owned by each (including shares which a stockholder has the right to acquire within 60 days, including upon exercise of options or warrants) prior to the offering, the shares to be sold in the offering, and the amount and percentage of common stock to be owned by each (including shares which a stockholder has the right to acquire within 60 days, including upon exercise of options or warrants) after the offering assuming all shares are sold. The footnotes provide information about persons who have voting and dispositive power with respect to shares held by the selling stockholders.

We have registered up to 79,752,367 shares of our common stock, including (i) 35,789,919 shares of Common Stock issued to the selling stockholders in private transactions, (ii) 40,639,439 shares of Common Stock underlying the Investor Warrants, and (iii) 3,323,009 shares of Common Stock the Placement Agent Warrants. See “Prospectus Summary” above.

The following table is based on information provided to us by the selling stockholders and is as of March 21, 2018. The selling stockholders may sell all or some of the shares of common stock they are offering, and may sell, unless indicated otherwise in the footnotes below, shares of our common stock otherwise than pursuant to this prospectus. The tables below assume that each selling stockholder sells all of the shares offered by it in offerings pursuant to this prospectus, and does not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

			Shares Offered Pursuant to This Prospectus
Name of Selling Securityholder	Shares Beneficially Owned Pre- Offering (1)	% Owned Pre- Offering (2)	Common Stock	Warrant Shares	Number of Shares Post- Offering	% of Shares Post-Offering (2)
11230 Hermosa CT., LLC	200,000	*	100,000	100,000	—	*
3NT Management LLC	4,449,999	2.1%	1,000,000	1,050,000	2,399,999	1.1%
Albrecht Catalan	100,000	*	50,000	50,000	—	*
Alex Trevino Jr.	200,000	*	100,000	100,000	—	*
Alexander and Donna Tosi	750,000	*	300,000	300,000	150,000	*
Alexandra Koeppel	100,000	*	50,000	50,000	—	*
Allen Gabriel	1,096,002	*	210,769	217,884	667,349	*
Alliance Trust Company as Custodian FBO Brian Mark Miller Roth IRA (3)	720,000	*	360,000	360,000	—	*
Alpha Venture Capital Partners (4)	9,820,176	4.6%	—	33,333	9,786,843	4.6%
Amy L. Milam and Terry D. Milam	80,000	*	40,000	40,000	—	*
Andrew Lechter	288,332	*	—	25,000	263,332	*
Andy Davis	120,000	*	50,000	50,000	20,000	*
Argonne Trading, LLC (5)	3,933,333	1.9%	1,000,000	1,000,000	1,933,333	*
Ashok and Harshida Patel	160,421	*	50,000	50,000	60,421	*
BCS Capital LLC	60,000	*	30,000	30,000	—	*
Baker (Edwin) Hart	403,586	*	100,000	133,333	170,253	*
Barrett Marshall Miller	200,000	*	100,000	100,000	—	*
Barry Saxe	2,358,373	1.1%	257,400	314,066	1,786,907	*
Beacon Investments, LLC	473,076	*	215,384	207,692	50,000	*
Benjamin L. Grisette	6,250	*	—	1,250	5,000	*
Bill Hunt	67,499	*	—	7,500	59,999	*
BMM Capital LLC (3)	400,000	*	200,000	200,000	—	*
Boston Light Advisors, LLC	400,000	*	200,000	200,000	—	*
Bradford Paskewitz	186,165	*	42,000	42,000	102,165	*
Bradley R. Garner	31,250	*	—	6,250	25,000	*
Brayden Clark (6) (15)	525,039	*	200,000	205,500	119,539	*
Brian Skillern	120,000	*	50,000	50,000	20,000	*
Brion Blais	120,000	*	60,000	60,000	—	*
Brooks Battle	37,500	*	—	7,500	30,000	*
Bruce D. and Laura K. Goethe	180,000	*	50,000	50,000	80,000	*
Bruce McFadden	48,000	*	24,000	24,000	—	*
Bryan & Michelle Hanks	162,500	*	50,000	62,500	50,000	*
Bryan Ley	800,000	*	400,000	400,000	—	*
Burt Stangarone	501,586	*	80,000	128,333	293,253	*
C. David Callaham Tr Dtd 11/4/2015 (7)	3,916,666	1.9%	300,000	558,333	3,058,333	1.5%
Calcott Family Trust	118,998	*	15,384	7,692	95,922	*
Callaham & Callaham, LLP (8)	2,086,300	1.0%	—	666,666	1,419,634	*
Camas Commercial II LLC (9)	1,731,430	*	500,000	500,000	731,430	*
Caracciolo Family Trust (10)	4,093,972	1.9%	—	666,666	3,427,306	1.6%
Caracciolo Group LLC (11)	400,000	*	200,000	200,000	—	*
Carolyn Roney	40,000	*	20,000	20,000	—	*
CC&L Roofing Corp. (12)	200,000	*	100,000	100,000	—	*
CD Walker LLC	703,845	*	309,230	304,615	90,000	*
Charles Mader	123,332	*	50,000	50,000	23,332	*
Chitayat Holdings LLC (13)	1,173,332	*	50,000	50,000	1,073,332	*
Christopher Clark (14) (30)	2,728,143	1.3%	96,860	567,671	2,063,612	1.0%
Christopher P. Gutek	259,998	*	110,000	110,000	39,998	*

			Shares Offered Pursuant to This Prospectus
Name of Selling Securityholder	Shares Beneficially Owned Pre- Offering (1)	% Owned Pre- Offering (2)	Common Stock	Warrant Shares	Number of Shares Post- Offering	% of Shares Post-Offering (2)
Claridge Capital LLC	400,000	*	200,000	200,000	—	*
Clayton Struve	1,333,076	*	215,384	207,692	910,000	*
Clint Duty	145,000	*	60,000	60,000	25,000	*
Cole Capital, LLC	3,000,000	1.4%	1,500,000	1,500,000	—	*
Conniff Family Trust	120,000	*	60,000	60,000	—	*
Craig J. Taines	31,250	*	—	6,250	25,000	*
Currie Family Trust	250,000	*	110,000	110,000	30,000	*
Dales Jones	84,999	*	20,000	20,000	44,999	*
Damon Mashore	100,000	*	50,000	50,000	—	*
Dan Cornwell (16)	300,000	*	50,000	50,000	200,000	*
Daniel Nowlin	680,000	*	100,000	100,000	480,000	*
Dave Gilbert	62,500	*	—	12,500	50,000	*
David Bridgforth and Kimberley Wyatt Bridgforth	200,000	*	100,000	100,000	—	*
David Nahmias	95,000	*	40,000	40,000	15,000	*
Dennis Nowlin	410,000	*	80,000	80,000	250,000	*
Donald A. Buss	1,350,000	*	400,000	400,000	550,000	*
Douglas Harner LLC (15)	1,017,631	*	430,769	415,628	171,234	*
Dr. Brinda Thimmappa	200,000	*	100,000	100,000	—	*
Dr. Ralph N. Wharton	324,228	*	50,000	55,000	219,228	*
Dr. Thomas Errico	1,649,313	*	600,000	600,000	449,313	*
Dyke Rogers (17)	304,165	*	—	25,000	279,165	*
Dyke Rogers 2011 Children’s Trust (18)	137,498	*	—	12,500	124,998	*
Edward W. Easton Trustee F/B/O The Easton Group QRP PSP	166,666	*	—	166,666	—	*
EKM Capital, LLC (3)	140,500	*	50,000	50,000	40,500	*
Eran Cohen (19)	310,528	*	—	12,500	298,028	*
Ernest Moody Revocable Trust	3,039,314	1.4%	—	333,333	2,705,981	1.3%
Erwin Reid	25,000	*	—	25,000	—	*
Felix Frayman	876,666	*	400,000	400,000	76,666	*
Fourfathom Capital, LLC (3)	619,999	*	210,000	210,000	199,999	*
Francis Lymburner	1,918,966	*	600,000	600,000	718,966	*
Frank and Julie Lanuto JTWROS	62,500	*	—	12,500	50,000	*
Frank Amato	100,000	*	50,000	50,000	—	*
Frank Koza	116,666	*	50,000	50,000	16,666	*
Frank Magdlen	123,100	*	50,000	50,000	23,100	*
Frank Petrosino	1,385,000	*	600,000	625,000	160,000	*
Fred & Betty Bialek Revocable Trust dtd 12/20/2014	480,417	*	100,000	100,000	280,417	*
Frederick J. Peet, Jr.	99,396	*	49,698	49,698	—	*
Galen Kilburn Jr.	600,000	*	300,000	300,000	—	*
George M. Callaham (20)	3,410,467	1.6%	—	6,500	3,403,967	1.6%
Gerald A. Tomsic 1995 Trust	245,999	*	96,000	96,000	53,999	*
Gilbert Solomon	259,999	*	80,000	80,000	99,999	*
Glenn Eisenberg	1,000,000	*	500,000	500,000	—	*
Gordon J. Weiss	89,999	*	20,000	20,000	49,999	*
Graham R. Smith	1,700,000	*	400,000	400,000	900,000	*
Greg Buffington (15)	368,279	*	110,257	121,993	136,029	*
Herbert Strauss	299,880	*	149,940	149,940	—	*

			Shares Offered Pursuant to This Prospectus
Name of Selling Securityholder	Shares Beneficially Owned Pre- Offering (1)	% Owned Pre- Offering (2)	Common Stock	Warrant Shares	Number of Shares Post- Offering	% of Shares Post-Offering (2)
Hideo Takada	400,000	*	100,000	100,000	200,000	*
Hunse Investments, LLC	222,731	*	50,000	50,000	122,731	*
Irina Rapoport	200,000	*	100,000	100,000	—	*
Jack Chitayat (21)	1,673,331	*	150,000	150,000	1,373,331	*
James Besser (22)	2,200,000	1.1%	100,000	100,000	2,000,000	1.0%
James Neal Wierzba	516,069	*	70,000	70,000	376,069	*
Joe M. Duncan	203,930	*	—	33,333	170,597	*
Joel Henning	199,998	*	50,000	50,000	99,998	*
John Adolf	224,000	*	112,000	112,000	—	*
John B. Payne III	162,499	*	—	12,500	149,999	*
John C. Blazier	28,945	*	2,564	1,282	25,099	*
John E. Dittoe	200,000	*	100,000	100,000	—	*
John J. & Lisa Connolly Hogan Family trust dtd 10/04/2001	87,479	*	21,538	20,769	45,172	*
John Mark Worley	62,500	*	—	12,500	50,000	*
John V. Wagner	381,201	*	64,615	62,307	254,279	*
Jordan G. Naydenov (23)	6,182,137	3.0%	—	316,666	5,865,471	2.8%
Joseph Michalczyk	340,000	*	140,000	140,000	60,000	*
Joseph O. Manzi	544,055	*	100,000	100,000	344,055	*
Joseph P. Errico	2,106,561	1.0%	700,000	700,000	706,561	*
Joseph S. Tarbet	31,250	*	—	6,250	25,000	*
Judson and Barabara Longaker (15)	274,621	*	100,000	100,090	74,531	*
KAM Capital, LLC (3)	140,500	*	50,000	50,000	40,500	*
Karl Jaeger	62,500	*	—	12,500	50,000	*
Kathleen A Lannert Family Trust	100,000	*	50,000	50,000	—	*
Keith and Jeanne Fishback (15)	441,744	*	100,000	100,226	241,518	*
Keith Gelles	777,494	*	100,000	100,000	577,494	*
Keith Wright	100,000	*	50,000	50,000	—	*
Ken May	200,000	*	100,000	100,000	—	*
Kenneth Ashkin	140,000	*	70,000	70,000	—	*
Kenneth Shell	73,076	*	15,384	7,692	50,000	*
Kim M. Timothy	400,000	*	200,000	200,000	—	*
Kinjal Patel and Victoria Currall	200,000	*	100,000	100,000	—	*
Kristin M. Ammerman	100,000	*	50,000	50,000	—	*
Law Offices of Kenneth E. Chyten Defined Benfit PP	921,865	*	100,000	200,000	621,865	*
Lennard Wharton	100,000	*	50,000	50,000	—	*
Llano Resources, Inc.	200,000	*	100,000	100,000	—	*
LRFA, LLC (24)	1,999,999	1.0%	600,000	600,000	799,999	*
Lucius E. Burch, III Trust	1,631,452	*	—	266,666	1,364,786	*
Majid Javaherneshan	600,000	*	300,000	300,000	—	*
Manchester Explorer LP (25)	2,000,000	1.0%	1,000,000	1,000,000	—	*
Mark Cohen	277,744	*	100,000	100,000	77,744	*
Mark Finckle (15)	182,273	*	35,000	93,165	54,108	*
Mark J. Minkin	416,261	*	—	31,791	384,470	*
Mark Spates	682,885	*	110,461	139,230	433,194	*
Mark Suwyn (26)	2,432,985	1.2%	200,000	200,000	2,032,985	1.0%

			Shares Offered Pursuant to This Prospectus
Name of Selling Securityholder	Shares Beneficially Owned Pre- Offering (1)	% Owned Pre- Offering (2)	Common Stock	Warrant Shares	Number of Shares Post- Offering	% of Shares Post-Offering (2)
Martin S. Siegel	100,000	*	50,000	50,000	—	*
Marty Krytus	1,250,000	*	500,000	500,000	250,000	*
Matthew Wyatt	300,000	*	100,000	100,000	100,000	*
Matthew Moskowitz	338,461	*	80,000	80,000	178,461	*
Mazen Hanna	640,000	*	300,000	300,000	40,000	*
Menachem Deutsch	400,000	*	200,000	200,000	—	*
Michael A. Lightman Sr.	2,443,342	1.2%	200,000	533,333	1,710,009	*
Michael and Sharon Willis	408,246	*	—	66,666	341,580	*
Michael C. McMillen	312,500	*	—	62,500	250,000	*
Michael Dugas	415,499	*	100,000	100,000	215,499	*
Michael Harris	350,000	*	100,000	100,000	150,000	*
Michael A. Klump (27)	4,058,333	1.9%	—	125,000	3,933,333	1.9%
Michael Nye (15)	3,385,104	1.6%	666,666	1,000,180	1,718,258	*
Michelle Bolton	400,000	*	200,000	200,000	—	*
MIS Equity Strategies, L.P.	846,808	*	162,307	156,153	528,348	*
Mitchell Mandich	781,098	*	150,000	150,000	481,098	*
NHOJ Investments II, Inc.	576,922	*	51,282	25,641	499,999	*
Nicholas Adams	120,000	*	60,000	60,000	—	*
Noah Anderson	1,514,931	*	218,000	218,000	1,078,931	*
Ognian Ognianov	140,000	*	70,000	70,000	—	*
Osprey I LLC (28)	603,331	*	100,000	100,000	403,331	*
Paul J. Apuzzo Revolkable Trust (29)	200,000	*	100,000	100,000	—	*
Paul Benedict Peat Ropner	24,583	*	—	11,250	13,333	*
Paul J. Maddon	970,000	*	240,000	240,000	490,000	*
Paul Rosenbaum	550,000	*	200,000	200,000	150,000	*
Paul Russo	167,946	*	63,076	61,538	43,332	*
Paulson Investment Company (30)	804,419	*	—	468,743	335,676	*
Ahmed Gheith (15)	171,131	*	—	26,512	144,619	*
Albert Landstrom (15)	206,711	*	—	136,540	70,171	*
Basil Christakos (15)	46,615	*	—	18,794	27,821	*
Bill Corbett (15)	39,075	*	—	5,250	33,825	*
Bill Pedersen (15)	19,725	*	—	4,000	15,725	*
Boly:Welch, Inc. (15) (31)	7,954	*	—	90	7,864	*
Byron Crowe (15)	188,633	*	—	2,104	186,529	*
C. Joseph Van Haverbeke Trust dated 2/15/1995 (15)	57,953	*	—	90	57,863	*
Carrie Snyder (15)	20,370	*	—	5,675	14,695	*
Chris DeGroat (15)	4,601	*	—	2,000	2,601	*
Donald Wojnowksi (15)	374,573	*	—	297,602	76,971	*
DTA Investments LLC (15)	156,863	*	—	1,780	155,083	*
Eugene Webb (15)	139,884	*	—	105,781	34,103	*
Frances Gilbert Family LP (15)	19,888	*	—	226	19,662	*
Gary Saccaro (15)	473,419	*	—	256,927	216,492	*
Hazem Algendi (15)	12,103	*	—	125	11,978	*
Jacob Gamble (15)	468,330	*	—	586	467,744	*
Jeff Preece (15)	9,943	*	—	113	9,830	*
Joe Hede (15)	726,090	*	—	5,438	720,652	*
John Nole (15)	10,934	*	—	8,800	2,134	*
Kevin Graetz (15)	724,837	*	—	5,438	719,399	*

			Shares Offered Pursuant to This Prospectus
Name of Selling Securityholder	Shares Beneficially Owned Pre- Offering (1)	% Owned Pre- Offering (2)	Common Stock	Warrant Shares	Number of Shares Post- Offering	% of Shares Post-Offering (2)
Lorraine Maxfield (15)	173,053	*	—	18,794	154,259	*
Malcom Alexander Winks (15)	59,887	*	—	50,196	9,691	*
Matthew Albers (15)	8,100	*	—	8,100	—	*
Michael Nixon (15)	8,100	*	—	8,100	—	*
Millennium Trust Company CUST FBO Christopher Hermann IRA (15)	328,937	*	—	545	328,392	*
Millennium Trust Company CUST FBO Daniel Gilbert IRA (15)	19,881	*	—	226	19,655	*
Millennium Trust LLC Cust FBO Deborah J. Wilson IRA (15)	19,888	*	—	226	19,662	*
Millennium Trust LLC Cust FBO Nancy Cowgill IRA (15)	39,711	*	—	451	39,260	*
Mitchell J. Tracy (15)	122,529	*	—	113	122,416	*
Pat Welch (15) (32)	115,907	*	—	90	115,817	*
Peter Fogarty (15)	98,973	*	—	39,120	59,853	*
Randall J. & Maribeth M. Wolfe Revocable Trust Agreement dtd 12/23/2003 (15)	39,771	*	—	451	39,320	*
River Integrity Investments, LLC (15)	662,215	*	—	7,514	654,701	*
Robert Setteducati (15) (30)	2,528,455	1.2%	—	465,968	2,062,487	1.0%
Rodney Baber (15)	326,067	*	—	208,267	117,800	*
Ron Tilles (15)	17,500	*	—	17,500	—	*
Sandip Patel (15)	266,020	*	—	224	265,796	*
Scott and Mary Schroeder (15)	9,172	*	—	104	9,068	*
Starla Goff (15)	154,036	*	—	75,617	78,149	*
Tanya Urbach (15)	120,652	*	—	46,410	74,242	*
Theodore H. Hustead (15)	59,001	*	—	451	58,550	*
Thomas Parigian (15) (30)	2,528,455	1.2%	—	465,968	2,062,487	1.0%
Tim Touloukian (15)	39,634	*	—	20,000	19,634	*
William Bolt (15)	145,022	*	—	226	144,796	*
Xenium Trust U/A dtd 1/1/2012 (15)	19,879	*	—	226	19,653	*
Per Gustafsson	245,241	*	60,000	60,000	125,241	*
Peter J. Bowen & Diane S. Bowen Revocable Living Trust	140,000	*	70,000	70,000	—	*
Peter Reynolds	200,000	*	100,000	100,000	—	*
Philip M. Cannella	288,679	*	53,076	51,538	184,065	*
Philip Chang	400,000	*	200,000	200,000	—	*
PranaBio Investment LLC	2,800,000	1.3%	1,000,000	1,000,000	800,000	*
Provident Trust Group, LLC FBO Eran Cohen Solo 401K (33)	140,000	*	70,000	70,000	—	*
Rajaee Family Trust dtd 10/10/03 (34)	2,793,972	1.3%	1,200,000	1,200,000	393,972	*
Rajaee Trust dated 4/23/99 (34)	3,848,711	1.8%	400,000	525,000	2,923,711	1.4%
Rajnikant N. Patel	91,666	*	—	15,000	76,666	*
RBC Capital Markets LLC Cust FBO Darin E. Shelton IRA	62,500	*	—	12,500	50,000	*

			Shares Offered Pursuant to This Prospectus
Name of Selling Securityholder	Shares Beneficially Owned Pre- Offering (1)	% Owned Pre- Offering (2)	Common Stock	Warrant Shares	Number of Shares Post- Offering	% of Shares Post-Offering (2)
RBC Capital Markets LLC Cust FBO David S. Perry SEP IRA	195,832	*	—	12,500	183,332	*
RBC Capital Markets LLC Cust FBO Matt Salter SEP IRA	150,000	*	—	30,000	120,000	*
RBC Capital Markets LLC Cust FBO Randall M. Thompson IRA	725,747	*	179,540	179,540	366,667	*
RBC Capital Markets LLC Cust FBO William Paul Sterling	120,433	*	50,000	50,000	20,433	*
Renuka Sothinathan	400,000	*	200,000	200,000	—	*
Richard Colasante	100,000	*	50,000	50,000	—	*
Rich Rescigno	125,000	*	—	25,000	100,000	*
Richard Patrick Anderson	6,250	*	—	1,250	5,000	*
Richard T. Butcher	12,500	*	—	2,500	10,000	*
Richard van Nostrand	151,881	*	—	12,500	139,381	*
Robert C. Lannert Trust Dated 5/1/98	140,000	*	70,000	70,000	—	*
Robert G. Taylor II	240,000	*	120,000	120,000	—	*
Robert Kantor	383,880	*	100,000	100,000	183,880	*
Robert Monroe	146,153	*	30,769	15,384	100,000	*
Robert Myer	1,499,999	*	500,000	500,000	499,999	*
Robert W. Corby	1,189,997	*	300,000	300,000	589,997	*
Roger and Joyce Langeliers (15)	208,114	*	100,000	100,092	8,022	*
Ron Holman	148,718	*	60,257	55,128	33,333	*
Rosalie Jordan and Robert R. Jordan	200,000	*	100,000	100,000	—	*
Rosemary Kelly	120,000	*	60,000	60,000	—	*
Sandra E. Apuzzo, Revolkable Trust (29)	200,000	*	100,000	100,000	—	*
Sean McCance	1,741,580	*	700,000	766,666	274,914	*
Sembler Provision Fund Generation Skipping Trust Number Five, u/a/d 2-25-16	76,923	*	20,513	10,257	46,153	*
Shashank Upadhye	383,333	*	150,000	150,000	83,333	*
Stanton J. Rowe	287,150	*	17,436	8,718	260,996	*
Stefan F. Nowina	280,000	*	140,000	140,000	—	*
Stephen A. Wilson Revocable Trust	1,200,000	*	600,000	600,000	—	*
Stephen R. Hennessy	200,000	*	100,000	100,000	—	*
Stephanie Bernheim	62,500	*	—	12,500	50,000	*
Stephen Shumpert	1,608,662	*	200,000	200,000	1,208,662	*
Steven Collins	389,230	*	110,000	110,000	169,230	*
Steven Rothstein	276,598	*	100,000	100,000	76,598	*
Suite 201 Partners, LLC (35)	115,384	*	10,256	5,128	100,000	*
Suwyn Investments, LLC (36)	1,632,986	*	—	266,666	1,366,320	*
The 2000 Bruce A. Clarke & Paula Ignatowiz Family Trust	57,692	*	15,384	7,692	34,616	*
The 2000 Welch Charitable Remainder Unitrust Agreement II (24)	487,179	*	102,564	51,282	333,333	*
The Apregan Family Living Trust, dtd 2/11/98	200,000	*	100,000	100,000	—	*
The Eileen F. Wenschlag Revocable Trust	200,000	*	100,000	100,000	—	*
The Flying S Ranch Trust	520,000	*	260,000	260,000	—	*
The GBS Trust, Dated November 20th, 2003	140,000	*	70,000	70,000	—	*

			Shares Offered Pursuant to This Prospectus
Name of Selling Securityholder	Shares Beneficially Owned Pre- Offering (1)	% Owned Pre- Offering (2)	Common Stock	Warrant Shares	Number of Shares Post- Offering	% of Shares Post-Offering (2)
The McCoy Family Trust	200,000	*	100,000	100,000	—	*
The Robert L. Bahr Revocable Trust	474,328	*	130,000	165,000	179,328	*
The Scott and Mary Schroeder Living Trust, dated February 10, 2015 (37)	299,999	*	100,000	100,000	99,999	*
Thomas Eisenberg	471,011	*	120,000	120,000	231,011	*
Thomas Gruber	1,186,771	*	200,000	200,000	786,771	*
Thomas Hays Hutton Jr. GST Exempt Residuary Trust U/A	612,368	*	—	100,000	512,368	*
Thomas J. Licata and Joy E. Licata	100,000	*	50,000	50,000	—	*
Thomas Mollick	1,500,000	*	500,000	500,000	500,000	*
Timothy Salzsieder	137,500	*	60,000	60,000	17,500	*
Timothy Shanahan	100,000	*	50,000	50,000	—	*
Troy O’Bryan	333,676	*	115,184	107,492	111,000	*
Troy Stevens	183,333	*	50,000	50,000	83,333	*
Tyson Robbins	80,000	*	40,000	40,000	—	*
Velcro, LLC (3)	2,197,008	1.1%	600,000	666,666	930,342	*
Veronica Marano & Thomas M. Volckening	1,608,665	*	345,384	337,692	925,589	*
Vincent Gulli	135,000	*	40,000	40,000	55,000	*
W.E. Rosenthal Interests, Ltd. (35)	194,871	*	41,025	20,513	133,333	*
Wamoh LLC (28)	450,000	*	200,000	200,000	50,000	*
Waterchase Capital LLC	434,102	*	207,179	203,589	23,334	*
Wayne Westerman	273,582	*	80,000	80,000	113,582	*
Wiliam and Stephanie Costigan	120,191	*	35,384	32,692	52,115	*
William J. Truxal	200,000	*	100,000	100,000	—	*
William Kadi	100,000	*	50,000	50,000	—	*
William M. Stocker III	350,006	*	100,000	100,000	150,006	*
William Weimar	6,250	*	—	1,250	5,000	*
Woodmere Creek Corp.	162,500	*	50,000	62,500	50,000	*

*	Represents less than 1%
(1)	Beneficial ownership includes shares of common stock as to which a person or group has sole or shared voting power or dispositive power. Shares of common stock registered hereunder, as well as shares of common stock subject to options, warrants or convertible preferred stock that are exercisable or convertible within 60 days of March 21, 2018, are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person or group holding such shares of common stock, options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person.
(2)	Percentages are based on 209,055,516 shares of common stock outstanding as of March 21, 2018.
(3)	Brian Mark Miller has voting and dispositive power over these shares.
(4)	Includes: (i) 7,347,326 shares of common stock directly held by Alpha Venture Capital Partners, LP (“AVCP”) and (ii) warrants covering 2,472,850 shares of common stock directly held by AVCP. As the managing member of the general partner of AVCP and as sole member of the investment advisor for AVCP, Carl C. Dockery has voting and dispositive power over these shares. Mr. Dockery is a member of our Board of Directors.
(5)	Michael A. Klump, as manager of Argonne Trading, LLC, has voting and dispositive power over these shares.
(6)	Includes: (i) 200,000 shares of common stock directly held by Brayden Clark; (ii) warrants covering 209,655 shares of common stock directly held by Brayden Clark; (iii) 76,923 shares of common stock held in an IRA account; and (iv) a warrant covering 38,461 shares held in an IRA account.
(7)	C. David Callaham, as trustee of the C. David Callaham Tr Dtd 11/4/2015, has voting and dispositive power over these shares.
(8)	C. David Callaham and George M. Callaham, as managing partners of Callaham & Callaham, LLP, share voting and dispositive power over these shares.
(9)	C. David Callaham, as manager of Camas Commercial II LLC, has voting and dispositive power over these shares.
(10)	Includes: (i) 2,093,972 shares of common stock directly held by Caracciolo Family Trust and (ii) warrants covering 2,000,000 shares of common stock directly held by Caracciolo Family Trust. Anthony D. Caracciolo, as trustee of Caracciolo Family Trust, has voting and dispositive power over these shares. Mr. Caracciolo is Executive Chairman of our Board of Directors.
(11)	Includes: (i) 200,000 shares of common stock directly held by Caracciolo Group LLC and (ii) a warrant covering 200,000 shares of common stock directly held by Caracciolo Group LLC. Anthony D. Caracciolo shares voting and dispositive power of these shares. Mr. Caracciolo is Executive Chairman of our Board of Directors.
(12)	Daniel Cornwell, as president of CC&L Roofing Corp., has voting and dispositive power over these shares.
(13)	Jack Chitayat, as manager of Chitayat Holdings LLC, has voting and dispositive power over these shares.
(14)	Includes: (i) 96,860 shares of common stock directly held by Christopher Clark; (ii) warrants covering 2,029,770 shares of common stock directly held by Christopher Clark and (iii) a warrant covering 601,513 shares of common stock held by his spouse. Mr. Clark is a partner in Paulson Investment Company, LLC.
(15)	Individual is an officer, employee, or member of Paulson Investment Company, LLC.
(16)	Includes: (i) 50,000 shares of common stock directly held by Dan Cornwell; (ii) a warrant covering 50,000 shares of common stock directly held by Dan Cornwell; (iii) 100,000 shares of common stock held by CC&L Roofing Corp. and (iv) a warrant covering 100,000 shares of common stock held by CC&L Roofing Corp. Mr. Cornwell, as president of CC&L Roofing Corp., has voting and dispositive power over these shares.
(17)	Includes: (i) warrants covering 191,666 shares of common stock directly held by Dyke Rogers and (ii) warrants covering 112,499 shares of common stock directly held by Dyke Rogers 2011 Children’s Trust. Mr. Rogers, as co-trustee of Dyke Rogers 2011 Children’s Trust, shares voting and dispositive power over these shares.
(18)	Dyke Rogers, as co-trustee of Dyke Rogers 2011 Children’s Trust, shares voting and dispositive power over these shares.
(19)	Includes: (i) 100,000 shares of common stock directly held by Eran Cohen; (ii) warrants covering 70,528 shares of common stock directly held by Eran Cohen; (iii) 70,000 shares of common stock directly held in a 401(k) retirement account and (iv) a warrant covering 70,000 shares of common stock held in a 401(k) retirement account.
(20)	Includes: (i) 317,667 shares of common stock directly held by George M. Callaham; (ii) warrants covering 1,006,500 shares of common stock directly held by George M. Callaham and (iii) 2,086,300 shares of common stock held by Callahan & Callaham. Mr. Callaham, as a managing partner of Callaham & Callaham, LLP, shares voting and dispositive power over these shares.
(21)	Includes: (i) 283,333 shares of common stock directly held by Jack Chitayat; (ii) warrants covering 216,666 shares of common stock directly held by Jack Chitayat; (iii) 716,666 shares of common stock directly held by Chitayat Holdings LLC and (iv) warrants covering 456,666 shares of common stock held directly held by Chitayat Holdings LLC. Mr. Chitayat, as manager of Chitayat Holdings LLC, has voting and dispositive power over these shares.
(22)	Includes: (i) 100,000 shares of common stock directly held by James Besser; (ii) a warrant covering 100,000 shares of common stock directly held by James Besser; (iii) 1,000,000 shares of common stock directly held by Manchester Explorer LP and (iv) a warrant covering 1,000,000 shares of common stock directly held by Manchester Explorer LP. Mr. Besser, as managing member of Manchester Explorer LP, has voting and dispositive power over these shares.
(23)	Includes: (i) 5,304,490 shares of common stock directly held by Jordan G. Naydenov; (ii) warrants covering 450,000 shares of common stock directly held by Jordan G. Naydenov and (iii) options covering 427,647 shares of common stock directly held by Jordan G. Naydenov. Mr. Naydenov is a member of our Board of Directors.
(24)	David Welch has voting and dispositive power over these shares.
(25)	James Besser, as managing member of Manchester Explorer LP, has voting and dispositive power over these shares.
(26)	Includes: (i) 466,666 shares of common stock directly held by Mark Suwyn; (ii) warrants covering 333,333 shares of common stock directly held by Mark Suwyn; (iii) 832,986 shares of common stock directly held by Suwyn Investments, LLC and (iv) warrants covering 800,000 shares of common stock directly held by Suwyn Investments, LLC. Mr. Suwyn, as manager of Suwyn Investments, LLC, has voting and dispositive power over these shares.
(27)	Includes: (i) a warrant covering 125,000 shares of common stock directly held by Michael A. Klump; (ii) 1,000,000 shares of common stock directly held by Argonne Trading, LLC and (iii) warrants covering 2,933,333 shares of common stock directly held by Argonne Trading, LLC. Mr. Klump, as manager of Argonne Trading, LLC, has voting and dispositive power over these shares.
(28)	Dale Burns has voting and dispositive power over these shares.
(29)	Paul J. Apuzzo, as trustee, has voting and dispositive power over these shares.
(30)	The Executive Committee of Paulson Investment Company, LLC, a broker-dealer registered with the SEC and a member of FINRA, has voting and dispositive power over these warrant shares. The Executive Committee is comprised of Messrs. Clark, Parigian and Setteducati. Paulson Investment Company, LLC served as the placement agent with respect to certain of the warrant shares offered pursuant to this prospectus.
(31)	Pat Welch, as a managing member of Boly:Welch, Inc., shares voting and dispositive power over these shares.
(32)	Includes: (i) 66,666 shares of common stock directly held by Pat Welch; (ii) warrants covering 41,287 shares of common stock directly held by Pat Welch and (iii) a warrant covering 7,954 shares of common stock held by Boly:Welch, Inc. Ms. Welch, as a managing member of Boly:Welch, Inc., shares voting and dispositive power over these shares.
(33)	Eran Cohen has voting and dispositive power over these shares.
(34)	Behrouz Rajaee, as trustee, has voting and dispositive power over these shares.
(35)	Benjamin Rosenthal has voting and dispositive power over these shares.
(36)	Mark Suwyn, as manager of Suwyn Investments, LLC, has voting and dispositive power over these shares.
(37)	Scott and Mary Schroeder, as co-trustees, have voting and dispositive power over these shares.

PLAN OF DISTRIBUTION

The selling stockholders, which for this purpose includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, dividend, distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales or other dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling our shares or interests in our shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of our shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer our shares in other circumstances, in which case the transferees, pledgees or other successors will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our shares in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from sales of shares by the selling stockholders.

The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or under Section 4(a)(1) of the Securities Act, if available, rather than by means of this prospectus.

In connection with the sale of shares of common stock covered by this prospectus, broker-dealers may receive commissions or other compensation from a selling stockholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the shares of common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from a selling stockholder or from purchasers of the shares for whom they act as agents. Underwriters may sell the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on behalf of a selling stockholder that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate amount of compensation in the form of underwriting discounts, concessions, commissions or fees and any profit on the resale of shares by the selling stockholders that may be deemed to be underwriting compensation pursuant to Financial Industry Regulatory Authority, Inc., rules and regulations will not exceed applicable limits.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

We will pay all expenses of the registration of the common stock for resale by the selling stockholders, including, without limitation, filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the selling stockholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

DESCRIPTION OF CAPTIAL STOCK

General

We are authorized to issue up to 380,000,000 shares of capital stock, including 375,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of March 21, 2018, we had 209,055,516 shares of common stock and 92,100 shares of Series B Preferred Stock (as defined below) issued and outstanding.

Our stockholders approved a proposal to implement a reverse stock split at a ratio of any whole number between one-for-two and one-for-fifteen, as determined by our Board of Directors, at any time before August 24, 2018, if and as determined by our Board of Directors.

The additional shares of our authorized stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our certificate of incorporation, as amended and bylaws, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Stock

Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. All actions required or permitted to be taken by stockholders at an annual or special meeting of the stockholders must be effected at a duly called meeting, with a quorum present of a majority in voting power of the shares entitled to vote thereon. Special meetings of the stockholders may only be called by our Board of Directors acting pursuant to a resolution approved by the affirmative majority of the entire Board of Directors. Stockholders may not take action by written consent. As more fully described in our Certificate of Incorporation, holders of our common stock are not entitled to vote on certain Amendments to the Certificate of Incorporation related solely to our preferred stock.

Subject to preferences which may be applicable to any outstanding shares of preferred stock from time to time, holders of our common stock have equal ratable rights to such dividends as may be declared from time to time by our Board of Directors out of funds legally available therefor. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our remaining assets after provision for payment of amounts owed to creditors and preferences applicable to any outstanding shares of preferred stock. All outstanding shares of common stock are fully paid and nonassessable. Holders of common stock do not have preemptive rights.

The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any outstanding shares of preferred stock.

Preferred Stock

Our Board of Directors is authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, 4,600,000 of which shares are undesignated.

Our Board of Directors has the authority, within the limitations and restrictions prescribed by law and without stockholder approval, to provide by resolution for the issuance of shares of preferred stock, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and the number of shares constituting any series of the designation of such series, by delivering an appropriate certificate of amendment to our certificate of incorporation to the Delaware Secretary of State pursuant to the Delaware General Corporation Law (the “DGCL”). The issuance of preferred stock could have the effect of decreasing the market price of the common stock, impeding or delaying a possible takeover and adversely affecting the voting and other rights of the holders of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of CytoDyn; and

•	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of CytoDyn.

Our Board of Directors previously established a series of preferred stock designated as Series B Convertible Preferred Stock (“Series B Preferred Stock”), comprising 400,000 shares of Preferred Stock, of which 92,100 shares remain outstanding as of March 21, 2018. Subject to superior rights of any other outstanding preferred stock from time to time, each outstanding share of Series B Preferred Stock is entitled to receive, in preference to the common stock, annual cumulative dividends equal to $0.25 per share per annum from the date of issuance, which shall accrue, whether or not declared. At the time shares of Series B Preferred Stock are converted into common stock, accrued and unpaid dividends will be paid in cash or with shares of common stock. In the event we elect to pay dividends with shares of common stock, the shares issued will be valued at $0.50 per share. Series B Preferred Stock does not have any voting rights. In the event of liquidation, each share of Series B Preferred Stock is entitled to receive, in preference to the common stock, a liquidation payment equal to $5.00 per share plus any accrued and unpaid dividends. If there are insufficient funds to permit full payment, the assets legally available for distribution will be distributed pro rata among the holders of the Series B Preferred Stock.

Each share of Series B Preferred Stock may be converted into ten fully paid shares of common stock at the option of a holder as long as we have sufficient authorized and unissued shares of common stock available. The conversion rate may be adjusted in the event of a reverse stock split, merger or reorganization.

Anti-takeover Effects of Delaware Law and our Certificate of Incorporation, as amended

As described above, our Board of Directors is authorized to designate and issue shares of preferred stock in series and define all rights, preferences and privileges applicable to such series. This authority may be used to make it more difficult or less economically beneficial to acquire or seek to acquire us.

Special meetings of the stockholders may only be called by our Board of Directors acting pursuant to a resolution approved by the affirmative majority of the entire Board of Directors. Stockholders may not take action by written consent.

The stockholders may, at a special stockholders meeting called for the purpose of removing directors, remove the entire Board of Directors or any lesser number, but only with cause, by a majority vote of the shares entitled to vote at an election of directors.

Additional Warrants

As of March 21, 2018, we had issued and outstanding warrants to purchase up to 119,705,641 shares of common stock, exercisable at prices ranging from $0.50 per share to $1.35 per share.

Stock Options

As of March 21, 2018, we had issued and outstanding options to purchase up to 10,763,336 shares of common stock, exercisable at prices ranging from $0.34 per share to $2.90 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is Computershare. The transfer agent address is 211 Quality Circle, Suite 210, College Station, TX 77845, and its telephone number is 1-800-962-4284.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K and the effectiveness of our internal control over financial reporting have been audited by Warren Averett, LLC, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the shares of our securities being offered hereby. This prospectus does not contain all of the information in the registration statement and its exhibits. The registration statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the Securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or documents. The registration statement and the exhibits are available at the SEC’s Public Reference Room or through its Website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and at its regional offices, a list of which is available on the Internet at http://www.sec.gov/contact/addresses.htm. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at http://www.cytodyn.com. The information on our website is not part of this prospectus.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K, as amended, for the fiscal year ended May 31, 2017, filed with the SEC on July 20, 2017, as amended on July 27, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2017 and November 30, 2017, filed with the SEC on October 10, 2017, and January 8, 2018, respectively;

•	our Proxy Statements on Schedule 14A filed with the SEC on July 24, 2017 and October 2, 2017;

•	our Current Reports on Form 8-K filed with the SEC on June 2, 2017, June 22, 2017, July 7, 2017, July 14, 2017, July 31, 2017, August 9, 2017 (except as to any portion deemed furnished and not filed), August 21, 2017 (except as to any portion deemed furnished and not filed), August 25, 2017, September 6, 2017, September 8, 2017, October 5, 2017 (except as to any portion deemed furnished and not filed), October 11, 2017, October 13, 2017 (except as to any portion deemed furnished and not filed), November 2, 2017, November 8, 2017, November 27, 2017, December 6, 2017, December 7, 2017 (except as to any portion deemed furnished and not filed), December 21, 2017, December 29, 2017, January 10, 2018, January 23, 2018, January 31, 2018, February 7, 2018, February 13, 2018, February 20, 2018 (except as to any portion deemed furnished and not filed), March 14, 2018 (except as to any portion deemed furnished and not filed) and March 20, 2018; and

•	the description of our common stock contained in our Registration Statement on Form 10-SB, filed on July 11, 2002, including any amendments thereto or reports filed for the purposes of updating this description (including the Form 8-K filed with the SEC on September 1, 2015, including Exhibit 99.1 thereto).

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

79,752,367 Shares of Common Stock

PROSPECTUS

            , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts are estimates except the SEC registration fee (which has previously been paid).

SEC Registration Fee	$6,851
Legal Fees and Expenses	25,000	*
Accounting Fees and Expenses	10,000	*
Printing	5,000	*
Miscellaneous	149	*

Total	$47,000

*	Estimated.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the DGCL).

Section 102 of the DGCL authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (1) breaches of the duty of loyalty, (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (3) unlawful payments of dividends, stock purchases or redemptions or (4) transactions from which a director derives an improper personal benefit.

The registrant’s certificate of incorporation and by-laws contains provisions protecting its directors and officers to the fullest extent permitted by Sections 102 and 145 of the DGCL.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against certain liabilities asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. The registrant maintains liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity.

The registrant has entered into agreements to indemnify its directors and officers to the maximum extent allowed under Delaware law. These agreements, among other things, indemnify the registrant’s directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in the registrant’s right, on account of any services undertaken by such person on behalf of the registrant or that person’s status as a member of the registrant’s board or directors.

The registrant also maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended, that might be incurred by any director or officer in his capacity as such.

Item 16. Exhibits

The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K is located on the page immediately preceding the signature page to this registration statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)	If the registrant is relying on Rule 430B:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a)

of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about registrant or its securities provided by or on behalf of the registrant; and

(d)	Any other communication that is an offer in the offering made by an registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	In connection with offerings of securities to existing security holders pursuant to warrant or rights where any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period for a warrant or rights offering, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)

In connection with offerings of securities at competitive bids: (a) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (b) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(9)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(10)	The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 6, 2015, between CytoDyn Inc. and CytoDyn Inc. (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K12G3 filed with the SEC on September 1, 2015).

3.1	Certificate of Incorporation of CytoDyn Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K12G3 filed with the SEC on September 1, 2015).

3.2	Certificate of Amendment to Certificate of Incorporation of CytoDyn Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on March 21, 2016).

3.3	Certificate of Amendment to Certificate of Incorporation of CytoDyn Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on August 24, 2016).

3.4	Certificate of Amendment to Certificate of Incorporation of CytoDyn Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on September 8, 2017).

3.5	By-Laws of CytoDyn Inc. (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K12G3 filed with the SEC on September 1, 2015).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K12G3 filed September 1, 2015).

4.2	Form of February 2018 Investor Warrant and Make-Whole Investor Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed November 8, 2017).

4.3	Form of Convertible Notes Investor Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed June 22, 2017).

4.4	Form of April 2016 Investor Warrant (incorporated by reference to Exhibit A to the Form of Subscription Agreement filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 11, 2016).

4.5	Form of Placement Agent Warrants (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed June 22, 2017).

5.1	Legal opinion of Lowenstein Sandler.*

23.1	Consent of Warren Averett LLC.**

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page).

*	Previously filed.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, as of March 22, 2018.

CYTODYN INC.
By:	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer, Treasurer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Nader Z. Pourhassan, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 22, 2018

/s/ Michael D. Mulholland Michael D. Mulholland	Chief Financial Officer (Principal Financial and Accounting Officer)	March 22, 2018

* Anthony D. Caracciolo	Director	March 22, 2018

* Denis R. Burger, Ph.D.	Director	March 22, 2018

* Carl C. Dockery	Director	March 22, 2018

* Gregory A. Gould	Director	March 22, 2018

* A. Bruce Montgomery, M.D.	Director	March 22, 2018

* Scott A. Kelly, M.D.	Director	March 22, 2018

* Jordan G. Naydenov	Director	March 22, 2018

*By:	/s/ Michael D. Mulholland
Attorney-in-Fact